Exhibit 3.1

AMENDED AND RESTATED BY-LAWS, AS AMENDED,

OF

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(As adopted and in effect on November 9, 2010)

ARTICLE I

Stockholders

Section 1. Place of Meetings. The meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on such date as may be fixed by the Board of Directors, or if no such date is fixed, then on the first Monday in June in each year, or if such day is a legal holiday, then on the first day following that is not a legal holiday.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman, the Chief Executive Officer, the President or the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of a meeting of stockholders, and in the case of a special meeting of stockholders, the purpose or purposes for which such meeting is called, shall be given not less than ten (10) nor more then sixty (60) days prior to the date of each such meeting, by the Secretary, to each stockholder of record entitled to vote at such meeting. Notice of a meeting of stockholders may be waived by a stockholder in the manner provided in Section 2 of Article VII hereof, and attendance of a stockholder at such meeting shall constitute a waiver of notice thereof.

Section 5. Voting Rights. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint the necessary inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors. No director or candidate for the office of director shall act as inspector of election of directors.

At each meeting of stockholders, all matters (other than the election of directors and except in cases where a larger vote is required by law or by the Certificate of Incorporation or these Bylaws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

Section 6. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding capital stock of the Corporation shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, any meeting may be adjourned from time to time in the manner provided in Section 7 of this Article I, until a quorum shall be present or represented.

Section 7. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article I shall be given to each stockholder of record entitled to notice of and to vote at the meeting. A meeting of the stockholders may be adjourned only by (i) the Chairman or (ii) holders of shares having a majority of the voting power of the capital stock of the Corporation present or represented by proxy at such meeting.

Section 8. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual meeting or special meeting of stockholders of the Corporation, or any action which may be taken at any annual meeting or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner prescribed in the first paragraph of this Section, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

ARTICLE II

Directors

Section 1. Powers; Number; Election; and Terms. The business of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of directors, which shall constitute the whole Board, shall be initially fixed at five (5) persons and, thereafter, shall be such number of directors as the directors may from time to time by resolution direct. Directors need not be stockholders of the Corporation. Directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election. The next election of directors following adoption of these By-Laws shall be at the annual meeting of stockholders to be held in 2011.

Section 2. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman, the President or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal of Directors. A director may be removed, with or without cause, at any time by the affirmative vote of a majority in voting power of the outstanding capital stock of the Corporation then entitled to vote at an election of directors at a special meeting of the stockholders called for the purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the directors in accordance with the provisions of Section 4 of this Article II.

Section 4. Vacancies. Any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which directors are to be elected, and until such director’s successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 5. Meetings of the Board; Notice. Meetings of the Board of Directors may be held upon the call of the Chairman, Chief Executive Officer, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, addressed to such director at his or her last known post office address at least five (5) days before the meeting or by facsimile or other means of electronic transmission, or given personally or by telephone, at least twenty-four (24) hours before the meeting. The meetings of the Board of Directors may be held either within or without the State of Delaware. Notice of such meeting may be waived by a director in the manner provided in Section 2 of Article VII hereof, and attendance of a director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

Section 6. Quorum and Manner of Action. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a majority of the directors then serving (but in no event fewer than one-third of the whole Board of Directors) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 7. Written Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting and without prior notice, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board of Directors or such committee.

Section 8. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Except as required by the rules of any stock exchange or quotation system applicable to the Corporation or any regulation or law applicable to the Corporation or its securities, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service on such committee and/or for attending committee meetings.

Section 9. Participation in Meeting by Telephone. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE III

Committees

Section 1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the directors then serving, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, adopting, amending or repealing any By-laws of the Corporation, or approving or adopting, or recommending to the stockholders, any other action or matter expressly required by law or the Certificate of Incorporation to be submitted to stockholders for approval; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board of Directors shall establish and maintain one or more standing committees, including a Compensation Committee and an Audit Committee, whose duties and powers shall be as described herein.

Section 2. Compensation Committee. The Compensation Committee shall establish remuneration levels for officers of the Corporation, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including bonus plans, deferred compensation plans, other cash incentive programs and the Corporation’s employee stock option plans, as in effect from time to time. The Compensation Committee may determine its manner of acting, and fix the time and place of meetings, unless the Board of Directors shall otherwise provide.

Section 3. Audit Committee. The Audit Committee shall: (i) recommend to the Board of Directors the independent public accountants to be selected to audit the Corporation’s annual financial statements and will approve any special assignments given to such accountants; (ii) review the planned scope of the annual audit and the independent accountants’ letter of comments and management’s responses thereto, possible violations of the Corporation’s business ethics and conflicts of interest policies, any major accounting changes made or contemplated and the effectiveness and efficiency of the Corporation’s internal audit staff; and (iii) perform such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee may determine its manner of acting, and fix the time and place of meetings, unless the Board of Directors shall otherwise provide.

Section 4. Resignations and Removals. Any member of any committee may resign from a committee at any time by giving written notice to the Corporation; provided, however, that notice to the Board of the Directors, the Chairman, the Chief Executive Officer,

the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then serving at any meeting of the Board of Directors called for that purpose.

ARTICLE IV

Officers

Section 1. Number of Officers. The Board may elect a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Accounting Officer, a Treasurer and such other officers and assistant officers and agents as may be chosen by the Board from time to time. Any two offices may be held by one person unless statute or the Certificate of Incorporation provides otherwise. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 2. Tenure. Officers shall serve at the pleasure of the Board of Directors.

Section 3. Chairman. The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors. The Chairman shall represent the Corporation in all matters involving the Corporation’s stockholders. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman shall also perform such other duties as the Board of Directors may from time to time assign to him or her.

Section 4. Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the officers and employees of the Corporation but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board of Directors, or during any disability on the part of the Chairman to act, the Chief Executive Officer shall preside at all meetings of stockholders and directors, and shall perform such other duties as the Board of Directors may bestow upon him or her.

Section 5. President. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have general and active management of the business of the Corporation. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers as well.

Section 6. Chief Operating Officer. The Chief Operating Officer shall have supervision of the operation of the Corporation, subject to the policies and directions of the Board of Directors. He or she shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely reports on the operations of the Corporation.

Section 7. Vice President. Each Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.

Section 8. Secretary. Unless otherwise provided by the Board of Directors, the Secretary shall attend all meetings of the stockholders and Board of Directors and shall record all the proceedings of such meetings in the minute book of the Corporation. He or she shall give proper notice of meetings of the stockholders and the Board of Directors and other notices required by law or by these By-Laws. He or she shall perform such other duties as these By-Laws or the Board of Directors may from time to time prescribe.

Section 9. Chief Accounting Officer. The Chief Accounting Officer shall be the chief accounting officer of the Corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely statements of the accounts of the Corporation and the financial results of the operations thereof.

Section 10. Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall keep correct and complete financial records of the Corporation and shall have custody of the corporate funds, securities, and other valuable effects of the Corporation. He or she shall deposit all monies and other valuable effects, in the name of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform all such other duties as these By-Laws or the Board of Directors may from time to time prescribe.

ARTICLE V

Indemnification

Section 1. Indemnification by Corporation. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any subsidiary of the Corporation, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Suit by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Determination that Indemnification is Proper. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Section. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even if less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders of the Corporation.

Section 4. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5. Personal Liability of Director. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section (including by merger, consolidation or otherwise) shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring, or any cause of action, suit or claim arising, prior to such repeal or modification.

Section 6. Non-Exclusivity of Indemnification Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

Section 8. Continuance of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article V shall constitute a contract between the Corporation and each director or officer of the Corporation in each circumstance, and each such person shall have all rights available in law or equity to enforce such contract rights against the Corporation. Any repeal or modification (including by merger, consolidation or otherwise) of any provision of this Article V shall not adversely affect or deprive any director or officer of any right or protection offered by such provision prior to such repeal or modification.

Section 9. Definition of “the Corporation”. For purposes of this Article V, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation of its separate existence had continued.

Section 10. Definition of “Other Enterprises”. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 11. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and its subsidiaries as the Board of Directors may approve (but in no event shall such indemnification and/or advancement of expenses be more favorable to the employees and agents of the Corporation than the indemnification and/or advancement of expenses conferred in this Article V to directors and officers of the Corporation).

ARTICLE VI

Capital Stock

Section 1. Certificate of Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the Corporation seal and shall be signed by the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by officers of the Corporation may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2. Transfer of Shares. Except as provided by the Certificate of Incorporation, the shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Subject to any such restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if: (i) such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed (provided, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement); or (ii) such shares are uncertificated, upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.

Section 3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address and any changes thereto.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date, except as set forth in the Certificate of Incorporation, shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 8 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed; provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

ARTICLE VII

Notices

Section 1. Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage-paid, or with a recognized overnight-delivery service or by sending such notice by facsimile or other means of electronic transmission, or such other means as is provided by law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

Section 2. Waiver. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

Miscellaneous

Section 1. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be imposed or affixed or in any manner reproduced.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

ARTICLE IX

Amendments

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, by the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.